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EXHIBIT 21.1   Subsidiaries of the Registrant - Electronic Designs, Inc.
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Electronic Designs, LTD - Jamaica (Foreign Sales Corporation)

E.D. Electronics, Limited - United Kingdom (UK Sales Office)